UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2007
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Credit Agreement
      As previously announced, on October 2, 2007, Mylan Inc. (“Mylan” or the “Company”) entered into a credit agreement (the “Original Senior Credit Agreement”) among the Company, Mylan Luxembourg 5 S.à r.l. (the “Euro Borrower”), certain lenders and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent). Mylan, the Euro Borrower, certain lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement (the “Amended Senior Credit Agreement”) dated as of December 20, 2007, and is expected to become effective as of December 28, 2007 that, among other things, amends certain provisions of the Original Senior Credit Agreement as set out below.
      The Amended Senior Credit Agreement (i) reduces the principal amount of the U.S. Tranche A Term Loans of the Company to an aggregate principal amount of $312,500,000.00, (ii) increases the principal amount of the U.S. Tranche B Term Loans of the Company to an aggregate principal amount of $2,556,000,000.00, (iii) creates a new tranche of Euro Tranche A Term Loans of the Euro Borrower in an aggregate principal amount of €350,414,947.37 and (iv) reduces the Euro Tranche B Term Loans of the Euro Borrower to an aggregate principal amount of €525,000,000.00.
      The new Euro Tranche A Term Loans currently bear interest at EURIBO (determined in accordance with the Amended Senior Credit Agreement) plus 3.25% per annum. Under the terms of the Amended Senior Credit Agreement, the applicable margin over EURIBO for the Euro Tranche A Term Loans can fluctuate based on the Company’s Consolidated Leverage Ratio.
      The Euro Tranche A Term Loans mature on October 2, 2013. The Euro Tranche A Term Loans require amortization payments of €4,380,186.84 per quarter in 2008, €8,760,373.68 per quarter in 2009, €13,140,560.53 per quarter in 2010, €17,520,747.37 per quarter in 2011, €21,900,934.21 per quarter in 2012 and €21,900,934.21 per quarter in 2013. In connection with the decrease in the aggregate principal amount of the U.S. Tranche A Term Loans, the amortization payments required with respect to the U.S. Tranche A Term Loans have been revised to $3,906,250.00 per quarter in 2008, $7,812,500.00 per quarter in 2009, $11,718,750.00 per quarter in 2010, $15,625,000.00 per quarter in 2011, $19,531,250.00 per quarter in 2012 and $19,531,250.00 per quarter in 2013.
      The Amended Senior Credit Agreement adds a prepayment premium of 1.0% of the principal amount of the U.S. Tranche B Term Loans or Euro Trance B Term Loans prepaid in connection with voluntary and certain mandatory prepayments during the 12 months following the date of effectiveness of the Amended Senior Credit Agreement.
      The foregoing description of the Amended Senior Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Senior Credit Agreement. A copy of the Amended Senior Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Amended and Restated Credit Agreement dated as of December 20, 2007 by and among the registrant, Mylan Luxembourg 5 S.à r.l., certain lenders and JPMorgan Chase Bank, National Association, as Administrative Agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: December 27, 2007	By:	/s/ Edward J. Borkowski

Edward J. Borkowski
Chief Financial Officer
EXHIBIT INDEX

10.1	Amended and Restated Credit Agreement dated as of December 20, 2007 by and among the registrant, Mylan Luxembourg 5 S.à r.l., certain lenders and JPMorgan Chase Bank, National Association, as Administrative Agent.

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